Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.2 shall have the meanings ascribed to them in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 22, 2021 and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combination and the PIPE Investment. The Business Combination will be accounted for as a reverse recapitalization, pursuant to which the Business Combination will be treated as the equivalent of Evolv issuing stock for the net assets of NewHold, accompanied by a recapitalization. The net assets of NewHold will be stated at historical cost, with no goodwill or other intangible assets recorded.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the unaudited historical condensed balance sheet of NewHold as of June 30, 2021 with the unaudited historical consolidated balance sheet of Evolv as of June 30, 2021, giving effect to the Business Combination, the PIPE Investment as if they had been consummated on June 30, 2021.

The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the unaudited historical condensed statement of operations of NewHold for the six months ended June 30, 2021 and the unaudited historical consolidated statement of operations of Evolv for such period, giving effect to the Business Combination and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the audited historical statement of operations of NewHold (as restated) for the period January 24, 2020 (inception) through December 31, 2020 and the audited historical consolidated statement of operations of Evolv for the year ended December 31, 2020, giving effect to the Business Combination and the PIPE Investment as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the unaudited historical condensed balance sheet of NewHold as of June 30, 2021 and the audited historical statement of operations (as restated) for the period from January 24, 2020 (inception) through December 31, 2020 and the unaudited historical condensed statement of operations for the six months ended June 30, 2021, and the related notes thereto, included in the Proxy Statement/Prospectus and the Quarterly Report on Form 10-Q to be filed today, each of which is incorporated by reference herein;

•	the unaudited historical consolidated financial statements of Evolv as of and for the six months ended June 30, 2021 and the audited historical consolidated financial statements for the year ended December 31, 2020, and the related notes thereto, included in the Proxy Statement/Prospectus and Exhibit 99.3, each of which is incorporated by reference herein; and

•	the sections entitled “The Merger Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NewHold,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Evolv,” and other financial information relating to NewHold and Evolv included in the Proxy Statement/Prospectus, which is incorporated by reference herein.

The unaudited pro forma condensed combined financial information below reflects stockholders’ approval of the Business Combination on July 15, 2021 and 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. Further, it should be noted the Private Placement Warrants are currently classified as fair value liability instruments. The final accounting of the transaction, including the earnout, Founder Shares and private and public warrants, will be finalized by Evolv and reported on in the first reporting period following the consummation of the Business Combination.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

(in thousands, except share and per share data)

	Historical	Historical	Transaction		PIPE
	(A) Evolv	(B) NHIC	Accounting Adjustments		Transaction Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$9,963	$181	$(12,257	)5(b)	$280,114	5(n)	$354,067
			166,570	5(d)
			(2,940	)5(k)
			(87,564	)5(m)
Restricted cash	400	-	-		-		400
Accounts receivable	2,799	-	-		-		2,799
Inventory	3,869	-	-		-		3,869
Current portion of commission asset	842	-	-		-		842
Prepaid expenses and other current assets	8,395	145	-		-		8,540
Total current assets	26,268	326	63,809		280,114		370,517
Commission asset, noncurrent	2,192	-	-		-		2,192
Property and equipment, net	17,552	-	-		-		17,552
Cash and investments held in trust account	-	172,608	(6,038	)5(a)	-		-
			(166,570	)5(d)
Restricted cash, noncurrent	275	-	-		-		275
Long-term contract assets	239	-	-		-		239
Total assets	$46,526	$172,934	$(108,799)		$280,114		$390,775

Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$9,798	$296	$-		$-		$10,094
Accrued expenses and other current liabilities	5,493	7,310	(152	)5(f)	-		12,651
Accrued income and franchise taxes	-	100	-		-		100
Current portion of deferred rent	163	-	-		-		163
Current portion of deferred revenue	3,769	-	-		-		3,769
Current portion of long-term debt	29,606	-	(29,606	)5(f)	-		-
Total current liabilities	48,829	7,706	(29,758)		-		26,777
Deferred revenue, noncurrent	681	-	-		-		681
Derivative liability	20,206	-	(20,206	)5(f)	-		-
Earn-out liability	-	-	82,799	5(j)	-		82,799
Common stock warrant liability	922	-	(922	)5(i)	-		-
Warrant liability	-	25,124	(14,912	)5(c)	-		10,212
Deferred underwriting compensation	-	6,038	(6,038	)5(a)	-		-
Long-term debt, noncurrent	18,548	-	(3,196	)5(f)	-		15,352
Total liabilities	89,186	38,868	7,767		-		135,821

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021 — (Continued)

(in thousands, except share and per share data)

	Historical	Historical	Transaction		PIPE
	(A) Evolv	(B) NHIC	Accounting Adjustments		Transaction Adjustments		Pro Forma Combined
NewHold common stock subject to possible redemption	-	129,066	(129,066	)5(m)	-		-
Evolv convertible preferred stock; (Series A,A-1, B, and B-1)	75,877	-	(75,877	)5(e)	-		-
Commitments and contingencies

Stockholders' equity (deficit):
NewHold convertible preferred stock	-	-	-		-		-
NewHold Class A common stock	-	-	100	5(l)	30	5(n)	138
			-	5(d)
			8	5(m)
NewHold Class B common stock	-	-	-		-		-
Evolv common stock	35	-	217	5(e)	-		-
			4	5(f)
			3	5(g)
			4	5(i)
			(263	)5(l)
Additional paid-in capital	11,435	28,620	(12,257	)5(b)	280,084	5(n)	385,783
			14,912	5(c)
			-	5(d)
			75,660	5(e)
			54,116	5(f)
			(3	)5(g)
			922	5(h)
			(4	)5(i)
			(82,799	)5(j)
			(2,940	)5(k)
			(23,457	)5(l)
			41,494	5(m)
Accumulated deficit	(130,007)	(23,620)	(960	)5(f)			(130,967)
			23,620	5(l)
Stockholders' deficit	(118,537)	5,000	88,377		280,114		254,954
Total liabilities, convertible preferred stock and stockholders' deficit	$46,526	$172,934	$(108,799)		$280,114		$390,775

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

(in thousands, except share and per share amounts)

	Historical
	(A) Evolv	(B) NHIC	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product revenue	$4,954	$-	$-		$4,954
Subscription revenue	2,813	-	-		2,813
Service revenue	712	-	-		712
Total revenue	8,479	-	-		8,479
Cost of revenues:
Cost of product revenue	4,304	-	-		4,304
Cost of subscription revenue	1,456	-	-		1,456
Cost of service revenue	540	-	-		540
Total cost of revenue	6,300	-	-		6,300
Gross profit	2,179	-	-		2,179
Operating expenses:
Research and development	4,689	-	-		4,689
Sales and marketing	8,774	-	-		8,774
General and administrative	4,179	8,132	-		12,311
Total operating expenses	17,642	8,132	-		25,774
Loss from operations	(15,463)	(8,132)	-		(23,595)
Other income (expense):
Interest expense	(5,702)	-	5,047	6(a)	(655)
Loss on extinguishment of debt	(11,820)	-	-		(11,820)
Change in fair value of derivative liability	(2,220)	-	-		(2,220)
Change in fair value of warrants	(921)	(3,605)	2,070	6(c)	(1,535)
			921	6(d)	892
Interest income	-	29	(29)	6(b)	-
Total other income (expense)	(20,663)	(3,576)	8,009		(15,338)
Net loss attributable to common stockholders – basic and diluted	$(36,126)	$(11,708)	$8,009		$(38,933)
Net loss per share attributable to common stockholders – basic and diluted	$(1.23)	$(2.72)			$(0.27)
Weighted average common shares outstanding – basic and diluted	29,322,119	4,312,500	138,845,104		143,157,604

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share amounts)

	Historical
	(A) Evolv	(B) NHIC	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Product revenue	$1,279	$-	$-		$1,279
Subscription revenue	2,637	-	-		2,637
Service revenue	869	-	-		869
Total revenue	4,785	-	-		4,785
Cost of revenues:
Cost of product revenue	1,177	-	-		1,177
Cost of subscription revenue	1,824	-	-		1,824
Cost of service revenue	495	-	-		495
Total cost of revenue	3,496	-	-		3,496
Gross profit	1,289	-	-		1,289
Operating expenses:
Research and development	15,710	-	-		15,710
Sales and marketing	7,365	-	-		7,365
General and administrative	5,110	1,030	-		6,140
Total operating expenses	28,185	1,030	-		29,215
Loss from operations	(26,896)	(1,030)	-		(27,926)
Other income (expense):
Interest expense	(430)	-	40	7(a)	(390)
Loss on extinguishment of debt	(66)	-	(5,566	)7(b)	(5,632)
Cost of issuance of public and private warrants	-	(390)	-		(390)
Change in fair value of warrants	-	(10,571)	6,267	7(d)	(4,304)
Interest income	-	79	(79	)7(c)	-
Total other income (expense)	(496)	(10,882)	662		(10,716)
Net loss attributable to common stockholders – basic and diluted	$(27,392)	$(11,912)	$662		$(38,642)
Net loss per share attributable to common stockholders – basic and diluted	$(1.16)	$(2.97)			$(0.27)
Weighted average common shares outstanding – basic and diluted	23,625,483	4,312,500	138,845,104		143,157,604

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Transactions

The Business Combination

The board of directors of NewHold Investment Corp., a Delaware corporation (“NewHold”), unanimously approved the Agreement and Plan of Merger (the “Merger Agreement”) by and among NewHold, NHIC Sub Inc., a Delaware corporation and a wholly owned subsidiary of NewHold (“Merger Sub”), and Evolv Technologies, Inc. dba Evolv Technology, Inc., a Delaware corporation (“Evolv”) .. Pursuant to the terms of the Merger Agreement, a business combination between NewHold and Evolv will be effected through the merger of Merger Sub with and into Evolv, with Evolv surviving the merger as a wholly owned subsidiary of NewHold (the “Merger”). We refer to the Merger and the other transactions contemplated by the Merger Agreement as the “Business Combination” and the “PIPE Transaction”.

Treatment of Evolv Securities

Preferred Stock. Immediately prior to the effective time of the Merger (the “Effective Time”) and subject to the consent of the holders of Evolv’s preferred stock, par value $0.001 per share (the “Evolv Preferred Stock”), each issued and outstanding share of Evolv Preferred Stock converted into shares of the common stock, par value $0.001 per share, of Evolv (the “Evolv Common Stock”) at the then-applicable conversion rates.

Convertible Notes. Immediately prior to the Effective Time, each issued and outstanding convertible promissory note of Evolv (the “Evolv Convertible Notes”) automatically converted into shares of Evolv Common Stock in accordance with the then-applicable conversion rates. We have assumed for pro forma purposes the conversion of all outstanding Evolv Convertible Notes, including the Evolv Convertible Notes issued in January 2021, and the extinguishment of the related derivative liability.

Warrants. With the exception of a warrant to purchase 6,756,653 shares of Evolv Common Stock (the “Finback Warrant”), immediately prior to the Effective Time, Evolv shall cause each outstanding warrant to purchase shares of Evolv capital stock to be exercised in full on a cash or cashless basis or terminated without exercise. With respect to the Finback Warrant, the portion that is vested immediately prior to the Effective Time was either exercised in full on a cash or cashless basis or terminated as of the Effective Time, while the portion that is unvested as of immediately prior to the Effective Time automatically converted into a warrant to purchase shares of the Class A common stock, par value $0.0001 per share, of NewHold (the “NHIC common stock”), proportionately adjusted for the Exchange Ratio (as defined below). We have assumed for pro forma purposes that 348,598 of the Finback warrants are vested as of the Effective Time. All Evolv warrants that are converted into shares of Evolv Common Stock are hereafter referred to as the “Evolv Warrants.” We have assumed for pro forma purposes that all of the warrants (excluding the unvested Finback Warrant) are exercised on a cashless basis using an implied fair value of Evolv Common Stock of $3.78 per share and include a warrant exercisable for 2,686,246 shares of Series A-1 Preferred Stock and warrants exercisable for 2,665,678 shares of Evolv Common Stock. The warrant exercisable for Series A-1 Preferred Stock is converted into 2,685,535 shares of Series A-1 Preferred Stock with 711 shares of Series A-1 Preferred Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share. The warrants exercisable for Evolv Common Stock are converted into 2,686,390 shares of Evolv Common Stock with 103,199 shares of Evolv Common Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share. The vested Finback warrants exercisable for Evolv Common Stock are converted into 333,836 shares of Evolv Common Stock with 14,762 shares of Evolv Common Stock being forfeited to cover the exercise price using the assumed Evolv Common Stock fair value of $3.78 per share.

Common Stock. At the Effective Time, each share of Evolv Common Stock (including shares outstanding as a result of the conversion of the Evolv Preferred Stock, the Evolv Convertible Notes and the Evolv Warrants converted into the right to receive such number of shares of NHIC common stock equal to the Exchange Ratio and a number of Earn-Out Shares (as defined below). The Exchange Ratio is defined in the Merger Agreement to be 125,000,000 divided by the number of outstanding shares of Evolv Common Stock and options to purchase shares of Evolv Common Stock as of immediately prior to the Effective Time, after giving effect to the conversion of the Evolv Preferred Stock, Evolv Convertible Notes and Evolv Warrants and as further adjusted pursuant to the Merger Agreement. The Exchange Ratio is 0.378 at the effective time of the Merger.

Stock Options. At the Effective Time, each outstanding option to purchase shares of Evolv Common Stock converted into an option to purchase shares of NHIC common stock equal to the number of shares subject to such option prior to the Effective Time multiplied by the Exchange Ratio, with the per share exercise price equal to the exercise price prior to the Effective Time divided by the Exchange Ratio.

Restricted Stock Units. At the Effective Time, each outstanding award of Evolv restricted stock units whether vested or unvested, converted into a restricted stock unit covering a number of shares of NewHold Common Stock equal to the number of shares subject to such restricted stock units prior to the Effective Time multiplied by the Exchange Ratio.

Earn-Out Shares. Following the closing of the Merger, former holders of shares of Evolv Common Stock (including shares received as a result of the Evolv Preferred Stock conversion, Evolv Convertible Notes conversion and Evolv Warrants conversion), the former holder of the unvested portion of the Finback Warrant, former holders of Evolv RSUs and former holders of Evolv stock options and restricted stock units shall be entitled to receive their pro rata share of up to 15,000,000 additional shares of NHIC common stock (the “Earn-Out Shares”) if, within a five-year period following the signing date of the Merger Agreement, the closing share price of the NHIC common stock equals or exceeds any of three thresholds over any 20 trading days within a 30-day trading period (each, a “Triggering Event”) and, in respect of a former holder of Evolv stock options, the former holder of the unvested portion of the Finback Warrant and former holders of Evolv RSUs, the holder continues to provide services to NewHold or one of its subsidiaries at the time of such Triggering Event. The Earn-Out Shares to be issued upon the occurrence of the Triggering Events is deemed to be a contingent consideration arrangement and should be accounted for as a liability (“Earn-Out Liability”). The Earn-Out Liability should be accounted for as a liability and remeasured to fair value each reporting period. The Earn-Out Liability fair value of $82.8 million was determined using the Monte Carlo Simulation for the Earn-Out shares to be issued to Evolv’s selling equity holders upon the achievement of the Triggering Events, assuming no Earn-Out Forfeitures by Earn-Out Service Provider and the share price of NHIC common stock at closing of $9.55 per share. The key inputs into this formula included (i) the share price at closing; (ii) the constant risk-free rate over the Earnout Period, which was based on the US Treasury Yield Curve and (iii) a constant equity volatility assumption, which was based on observed historical equity volatility of guideline public companies, adjusted to account for different levels of financial leverage used.

The PIPE Investment

On March 5, 2021, concurrently with the execution of the Merger Agreement, NewHold entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors” which include certain existing equity holders of Evolv), pursuant to which the PIPE Investors have collectively subscribed for 30,000,000 shares of NHIC common stock for an aggregate purchase price equal to $300.0 million (the “PIPE Investment”) less $19.9 million of equity issuance costs associated with the PIPE Investment accounted for as a reduction to additional paid-in capital. The PIPE Investment consummated immediately prior to the closing of the Business Combination.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). Evolv has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Investment.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the Business Combination, and the PIPE Investment as if they occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives effect to the Business Combination and the PIPE Investment as if they occurred January 1, 2020, the beginning of the earliest period presented.

The pro forma adjustments reflecting the consummation of the Business Combination, and the PIPE Investment are based on certain currently available information and certain assumptions and methodologies that Evolv believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible that the difference may be material. Evolv believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination, and the PIPE Investment based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination, and the PIPE Investment. NewHold and Evolv have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

On January 21, 2021, Evolv issued convertible promissory notes (the “2021 Notes”) to certain existing investors for gross proceeds of $30.0 million with a stated interest rate of 8.0% per annum. The 2021 Convertible Notes provided a conversion option whereby upon the closing of a Qualified Financing event, in which the aggregate gross proceeds totaled at least $100.0 million, the notes would automatically convert into shares of the same class and series of capital stock issued to other investors in the financing at a conversion price equal to 80% of the price per share paid by the other investors. Separately, Evolv issued the Finback Warrant to a service provider for the purchase of 6,756,653 shares of Evolv Common Stock at an exercise price of $0.16 per share. The warrants are not exercisable upon grant and become exercisable upon meeting certain performance-based milestone vesting conditions. The warrants will be accounted for as a performance based equity award to non-employees for remuneration of services using the Black-Scholes model to measure the value of the warrants upon grant date and will assess the probability of the warrants vesting at each reporting date. As of the Effective Date, ,there is a total of 348,598 warrant shares vested and $1.0 million adjustment for the Finback Warrant. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Upon consummation of the Business Combination, final valuations and studies will be performed. Differences between these preliminary estimates and the final accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future financial position and results of operations.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information reflects 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

This unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•	the unaudited historical condensed financial statements of NewHold as of and for the six months ended June 30, 2021 and the audited historical financial statements for the period from January 24, 2020 (inception) through December 31, 2020 (as restated), and the related notes thereto, included in the Proxy Statement/Prospectus and the Quarterly Report on Form 10-Q to be filed today, each of which is incorporated by refence herein;

•	the unaudited historical consolidated financial statements of Evolv as of and for the six months ended June 30, 2021 and the audited historical financial statements for the year ended December 31, 2020, and the related notes thereto, included in the Proxy Statement/Prospectus and Exhibit 99.3, each of which is incorporated by reference herein; and

•	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NewHold,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Evolv,” and other financial information relating to NewHold and Evolv included in the Proxy Statement/Prospectus, which is incorporated by reference herein.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, and the PIPE Investment taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3.	Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although NewHold will issue shares for outstanding equity interests of Evolv in the Business Combination, NewHold will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Evolv issuing stock for the net assets of NewHold, accompanied by a recapitalization. The net assets of NewHold will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Evolv.

4.	Capitalization

The following summarizes the pro forma ownership of common stock of Evolv following the Business Combination, and the PIPE Investment:

Equity Capitalization Summary	Shares	%
Evolv Equity Holders	100,351,091	70.1%
NHIC Public Stockholders	8,494,013	5.9%
NHIC Sponsor(1)	4,312,500	3.0%
PIPE Investors(2)	30,000,000	21.0%
Total Class A common stock	143,157,604	100.0%

(1)	The 4,312,500 NHIC Sponsor Shares (“Founder Shares”) outstanding are subject to certain share-performance-based vesting provisions whereas 50% of the Founder Shares shall vest at the closing of the Merger, 25% of the Founder Shares shall vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $12.50 over any 20 trading days within a 30-day trading period and the remaining 25% will vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $15.00 over any 20 trading days within any 30-day trading period.
(2)	The PIPE Investment consummated in accordance with its terms for aggregate proceeds of $300.0 million in connection with the issuance of 30,000,000 shares of NHIC common stock issued to the PIPE Investors.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited consolidated balance sheet of Evolv as of June 30, 2021.

(B)	Derived from the unaudited condensed balance sheet of NewHold as of June 30, 2021.

Pro forma transaction adjustments

(a)	To reflect the settlement of $6.0 million of deferred underwriting compensation incurred during NHIC’s IPO that are contractually due upon completion of the Business Combination.

(b)	To reflect the payment of NHIC’s total estimated advisory, legal, accounting and other professional fees of $12.3 million that are deemed to be direct and incremental costs of the Business Combination as a reduction to additional paid-in capital.

(c)	To reflect the reclassification of NHIC’s warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(d)	To reflect (i) to reflect the release of $166.6 million of cash from the Trust Account, and (ii) to reflect the conversion of 4,312,500 shares of NewHold Class B common stock for NewHold Class A common stock, on a one-for-one basis. The 4,312,500 NewHold Class B common stock as converted to NewHold Class A common stock (“Founder Shares”) are subject to certain share-performance-based vesting provisions whereas 50% of the Founder Shares shall vest at the closing of the Merger, 25% of the Founder Shares shall vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $12.50 over any 20 trading days within a 30-day trading period and the remaining 25% will vest on or before the fifth anniversary of the Closing if the closing share price of the common stock equals or exceeds $15.00 over any 20 trading days within any 30-day trading period.

(e)	To reflect the issuance of 216,441,907 shares of Evolv Common Stock upon the automatic conversion of all outstanding shares of Evolv Preferred Stock immediately prior to the Effective Time of the Merger. The adjustment reflects the derecognition of the carrying value of the Evolv Preferred Stock of $85.4 million, including 2,685,535 shares of Evolv Series A-1 Preferred Stock issued upon the cashless exercise of a warrant immediately prior to the Effective Time of the Merger.

(f)	To reflect (i) the automatic conversion of Evolv’s convertible notes (including the 2021 Notes) into 3,409,006 shares of Evolv Common Stock and the right to receive 1,000,000 shares of NHIC Common Stock at the Effective Time as further consideration for the conversion of the 2021 Notes consistent with terms thereof, (ii) the extinguishment of the related derivative liability, (iii) the reversal of the accrued interest and (iv) the resulting loss on extinguishment. Upon the conversion, the carrying value of the debt of $32.8 million, including unamortized debt discount of $9.9 million, and the related derivative liability of $20.2 million and accrued interest of $0.2 million were derecognized. The 3,409,006 shares of Evolv Common Stock issued upon conversion of the debt were recorded at the implied fair value of Evolv Common Stock of $3.78 per share as negotiated between NHIC and Evolv, or $44.1 million, and with the resulting difference being accounted for as a loss on extinguishment of $1.0 million in earnings (see note 6(a) below).

(g)	To reflect the issuance of 2,686,390 shares of Evolv Common Stock upon the cashless exercise of common stock warrants outstanding immediately prior to the Effective Time of the Merger.

(h)	To reflect the elimination of the loss on Evolv’s common stock warrant reality as the warrants are expected to convert to common stock and qualify for equity classification upon the consummation of the Business Combination.

(i)	To reflect the release of restriction on 3,888,889 shares of Evolv Common Stock held by an employee which secure a promissory note. The shares were released upon the settlement of the promissory note through the surrender 115,565 shares of Evolv Common Stock by the employee.

(j)	To record the Earn-Out Liability of $82.8 million for the estimated fair value of the Earn-Out shares to be issued to Evolv’s selling equity holders upon the achievement of the Triggering Events, assuming no Earn-Out Forfeitures by Earn-Out Service Providers and the share price of NHIC common at closing of $9.55 per share.

(k)	To reflect the payment of Evolv’s total estimated advisory, legal, accounting and other professional fees of $2.9 million that are deemed to be direct and incremental costs of the Business Combination as a reduction to additional paid-in capital.

(l)	To reflect the recapitalization of Evolv through the contribution of all outstanding common stock of Evolv to NewHold and the issuance of 100,351,091 shares of NHIC common stock and the elimination of the accumulated deficit of NewHold, the accounting acquiree.

(m)	To reflect 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share

Pro forma transaction directly attributable to the PIPE Investment

(n)	To reflect the issuance of an aggregate of 30,000,000 shares of NHIC common stock at a price of $10.00 per share, for an aggregate purchase price of $300.0 million and to record the fee associated with the PIPE Transaction in the amount of $19.9 million.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six months Ended June 30, 2021

NewHold and Evolv did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited consolidated statement of operations of Evolv for the six months ended June 30, 2021.

(B)	Derived from the unaudited statement of operations of NewHold for the six months ended June 30, 2021.

Pro forma adjustments

(a)	To reflect an adjustment to eliminate interest expense and amortization of discount on debt upon the automatic conversion of Evolv’s convertible promissory notes as it is assumed that the convertible notes would have been converted to Evolv Common Stock and then to NHIC common stock as if the Business Combination had occurred on January 1, 2020.

(b)	To eliminate interest income earned on the Trust Account which will be released upon closing of the Business Combination.

(c)	To reflect the elimination of the loss on NHIC’s derivative warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(d)	To eliminate the loss on Evolv’s common stock warrant as the warrants will convert to common stock upon the consummation of the Business Combination.

(e)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Investment, assuming the Business Combination and PIPE Investment occurred on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared to reflect 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

Six Months Ended June 30, 2021
(in thousands, except share and per share data)
Pro forma net loss	$(38,933)
Weighted average shares outstanding – basic and diluted	143,157,604
Net loss per share – basic and diluted	$(0.27)

Weighted average shares calculation - basic and diluted
NewHold weighted average public shares outstanding	4,312,500
NewHold common stock subject to redemption reclassified to equity	8,494,013
Issuance of NewHold common stock in connection with closing of the PIPE Transaction	30,000,000
Issuance of NewHold common stock to Evolv shareholders in connection with Business Combination	100,351,091

Weighted average shares outstanding	143,157,604

As the unaudited pro forma condensed combined statement of operations is in a loss position, the following anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding:

Six Months Ended June 30, 2021
Options to purchase NewHold Common Stock	22,227,710
Warrants to purchase NewHold Common Stock	16,746,199
38,973,909

Following the Closing, the former holders of shares of Evolv Common Stock (including shares received as a result of the Evolv Preferred Stock conversion, Evolv Convertible Notes conversion and Evolv Warrants conversion), the former holder of the unvested portion of the Finback Warrant, former holders of Evolv RSUs and former holders of Evolv stock options shall be entitled to receive their pro rata share of Earn-Out Shares, issuable in three equal tranches upon the occurrence of each Earnout Triggering Event during the Earnout Period. Because the Earnout Shares are contingently issuable based upon the share price of NHIC common stock specified thresholds that have not been achieved, the Earnout Shares have been excluded from basic and diluted pro forma net loss per share.

7.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020

NewHold and Evolv did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Transaction, assuming the Business Combination.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the audited consolidated statements of operations for the year ended December 31, 2020.

(B)	Derived from the audited consolidated statements of operations for the period from January 24, 2020 (inception) through December 31, 2020, as restated.

Pro forma adjustments

(a)	To reflect an adjustment to eliminate interest expense and amortization of discount on debt upon the automatic conversion of Evolv’s convertible promissory notes as it is assumed that the convertible notes would have been converted to Evolv Common Stock and then to NHIC common stock as if the Business Combination had occurred on January 1, 2020.

(b)	To reflect an adjustment to record a loss of $5.6 million on conversion of Evolv’s convertible promissory notes as if the Business Combination had occurred on January 1, 2020. It should be noted that the loss on conversion of $5.6 million was calculated based on the carrying amounts of the convertible notes and derivative liability as of December 31, 2020, which represents the best available information.

(c)	To eliminate interest income earned on the Trust Account which will be released upon closing of the Business Combination.

(d)	To reflect the elimination of the loss on NHIC’s derivative warrant liability related to the public warrants as the NHIC public warrants are expected to qualify for equity classification upon the consummation of the Business Combination.

(e)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of NHIC common stock outstanding at the closing of the Business Combination and the PIPE Investment, assuming the Business Combination and PIPE Investment occurred on January 1, 2020. The unaudited pro forma condensed combined financial information has been prepared to reflect 8,755,987 shares of outstanding NewHold Class A common stock that were redeemed, resulting in an aggregate payment of $87.6 million out of the trust account, at a redemption price of $10.00 per share.

Year Ended December 31, 2020
(in thousands, except share and per share data)
Pro forma net loss	$(38,642)
Weighted average shares outstanding – basic and diluted	143,157,604
Net loss per share – basic and diluted	$(0.27)

Weighted average shares calculation - basic and diluted
NewHold weighted average public shares outstanding	4,312,500
NewHold common stock subject to redemption reclassified to equity	8,494,013
Issuance of NewHold common stock in connection with closing of the PIPE Transaction	30,000,000
Issuance of NewHold common stock to Evolv shareholders in connection with Business Combination	100,351,091

Weighted average shares outstanding	143,157,604

As the unaudited pro forma condensed combined statement of operations is in a loss position, the following anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding:

Year Ended December 31, 2020
Options to purchase NewHold Common Stock	16,964,452
Warrants to purchase NewHold Common Stock	16,821,525
33,785,977